Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

         In connection with the quarterly report of Sharps Compliance Corp. (the "Company") on Form 10-QSB for the three and six months ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

     (3) The Form 10-QSB report for the three and six months ended December 31, 2005, filed with the Securities and Exchange Commission on February 1, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (4) The information contained in the Form 10-QSB report for the three and six months ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.


By:  /s/ DAVID P. TUSA                                    Date: February 1, 2006
   ---------------------
David P. Tusa
Executive Vice President
Chief Financial Officer,
Business Development &
Corporate Secretary



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